Exhibit 99.1

hhgregg Announces Third Fiscal Quarter Operating Results

Third Quarter Highlights

•	Net sales increased 26.9% to $829.5 million

•	Comparable store sales increased 3.9%

•	Net income per diluted share decreased 9.1% to $0.60 vs. net income per diluted share of $0.66 in the prior year quarter

INDIANAPOLIS, February 8, 2012 - hhgregg, Inc. (NYSE: HGG):

	Three Months Ended		Nine Months Ended

(unaudited)	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$829,546	$653,731	$1,879,603	$1,570,632
Net sales % increase	26.9%	30.6%	19.7%	40.6%
Comparable store sales % increase (decrease) (1)	3.9%	(6.2)%	(1.2)%	(1.4)%
Gross profit as a % of net sales	27.2%	29.6%	28.4%	29.9%
SG&A as a % of net sales	17.0%	18.1%	19.8%	20.7%
Net advertising expense as a % of net sales	4.8%	3.5%	4.8%	4.3%
Depreciation and amortization expense as a % of net sales	1.1%	1.1%	1.3%	1.2%
Income from operations as a % of net sales	4.5%	7.0%	2.5%	3.8%
Net interest expense as a % of net sales	0.1%	0.2%	0.1%	0.2%
Net income	$22,478	$26,913	$27,743	$33,573
Net income per diluted share	$0.60	$0.66	$0.72	$0.83
Weighted average shares outstanding - diluted	37,603,767	40,495,966	38,522,707	40,380,370
Number of stores open at the end of period	208	173

(1)	Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s e-commerce site.

hhgregg, Inc. (“hhgregg” or the “Company”) today reported net income of $22.5 million, or $0.60 per diluted share, for the three month period ended December 31, 2011, compared with net income of $26.9 million, or $0.66 per diluted share, for the comparable prior year period. For the nine month period ended December 31, 2011, net income was $27.7 million, or $0.72 per diluted share, compared with net income of $33.6 million, or $0.83 per diluted share for the comparable prior year period. The decrease in net income for the three month period ended December 31, 2011 was largely due to the decrease in gross profit margin as a percentage of net sales and an increase in net advertising expense as a percentage of net sales, partially offset by an increase in net sales due to the net addition of 35 stores during the past 12 months, a comparable store sales increase of 3.9% and a decrease in SG&A as a percentage of net sales. The decrease in net income for the nine month period ended December 31, 2011 was the result of a comparable store sales decrease of 1.2% and a decrease in gross profit margin as a percentage of net sales, partially offset by an increase in net sales due to the net addition of 35 stores during the past 12 months and a decrease in SG&A as a percentage of net sales.

Dennis May, President and CEO commented, “While pleased with our overall comparable store sales increase of 3.9% and market share gains during the third fiscal quarter, we were disappointed with the macro trends across the video category. However, management continues to be pleased with the traction the Company is gaining around its fiscal 2012 initiatives. In particular, our initiatives to gain market share in the appliances category and to grow our home office category sales have produced favorable results. Management believes the Company gained significant market share in both of these categories during the quarter. We are excited about the near term success these initiatives have generated, and believe these investments will continue to produce increased revenue and gross margin dollars per store.”

Net sales for the three and nine months ended December 31, 2011 increased 26.9% and 19.7%, respectively, to $829.5 million and $1.9 billion, respectively, compared to the comparable prior year periods. The increase in net sales for the three months ended December 31, 2011 was attributable to the net addition of 35 stores during the past 12 months and a comparable store sales increase of 3.9%. The increase in net sales for the nine months ended December 31, 2011 was attributable to the net addition of 35 stores during the past 12 months, partially offset by a comparable store sales decrease of 1.2%.

Net sales mix and comparable store sales percentage changes by product category for the three and nine months ended December 31, 2011 and 2010 were as follows:

	Net Sales Mix Summary				Comparable Store Sales Summary
	Three Months Ended December 31,		Nine Months Ended December 31,		Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010	2011	2010	2011	2010
Video	46%	50%	43%	46%	(4.8)%	(5.9)%	(8.1)%	(1.7)%
Appliances	30%	30%	36%	36%	6.8%	(5.7)%	0.9%	1.6%
Home Office (1)	11%	6%	9%	5%	91.4%	31.7%	61.1%	20.0%
Other (2)	13%	14%	12%	13%	(7.1)%	(17.1)%	(8.3)%	(14.0)%

Total	100%	100%	100%	100%	3.9%	(6.2)%	(1.2)%	(1.4)%

(1)	Primarily consists of computers, mobile phones and tablets.
(2)	Primarily consists of audio, furniture and accessories, mattresses and personal electronics.

The increase in comparable store sales for the three month period was driven by increases in all major appliance categories and the home office category, partially offset by declines in the video and other categories. The appliance category saw both increased demand as well as an increase in average selling prices driven largely by our initiatives to grow market share and outpace the marketplace in comparable store sales growth. The home office category was led by increased demand for notebooks and the offering of tablet computers and mobile phones. The video category comparable store sales decline was driven by a mid single digit decrease in average selling prices partially offset by increased unit demand. The decrease in comparable store sales for the other category was primarily a result of double digit comparable store sales decreases in camcorders and small electronics, partially offset by strong double digit growth in the mattress category.

Gross profit margin, expressed as gross profit as a percentage of net sales, decreased 237 basis points for the three months ended December 31, 2011 to 27.2% from 29.6% for the comparable prior year period. The decrease was largely due to a decrease in gross profit margin in the video category, which was primarily the result of increased promotional activity during the period. Management expects the gross profit pressure to continue through the end of the fiscal year in the video category. The home office category, which carries a gross profit margin lower than our company average, increased as an overall percentage of our net sales mix, resulting in a decrease in our gross profit margin percentage. Increased sales promotional activity during the quarter also drove modest declines in gross profit margin across other major product categories.

SG&A expense, as a percentage of net sales, decreased 112 basis points for the three month period ended December 31, 2011 compared to the prior year period. The decrease in SG&A as a percentage of net sales was largely a result of sales leverage on occupancy cost and wage expense due to the comparable store sales increase and strong performance from the new stores that opened during fiscal 2012.

Net advertising expense, as a percentage of net sales, increased 125 basis points during the three months ended December 31, 2011 compared to the prior year period. The increase as a percentage of net sales was driven largely by increased promotions to drive market share increases and launch the Company’s new mobile department.

Our effective income tax rate for the three months ended December 31, 2011 decreased to 37.8% from 39.2% in the comparable prior year period. The decrease in the effective income tax rate is primarily the result of federal income tax credits recognized under the Hiring Incentives to Restore Employment Act of 2010.

Guidance

Consistent with the Company’s pre-release on January 10, 2012, The Company expects net income per diluted share will be within a range of $1.05 to $1.15 for fiscal 2012.

Included in the Company’s guidance, are the following annual assumptions:

•	fiscal 2012 comparable store sales of flat to positive 2%

•	fiscal 2012 net sales increase of 22% to 24%

Teleconference and Webcast

hhgregg will be conducting a conference call to discuss operating results for the nine months ended December 31, 2011, on Wednesday, February 8, 2012 at 9:00 a.m. (Eastern Time). Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg’s website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.

About hhgregg

hhgregg is a specialty retailer of consumer electronics, home appliances and related services operating under the name hhgregg™. hhgregg currently operates 208 stores in Alabama, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Mississippi, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and Virginia.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the effect of general and regional economic and employment conditions on its net sales; impact of average selling prices on net sales; competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company’s key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company’s central distribution centers; changes in cost for advertising; and changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s fiscal 2011 Form 10-K filed May 26, 2011. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Vice President of Finance
investorrelations@hhgregg.com
(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	40,495,966	40,495,966	40,495,966	40,495,966
	Three Months Ended		Nine Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(In thousands, except share and per share data)
Net sales	$829,546	$653,731	$1,879,603	$1,570,632
Cost of goods sold	603,640	460,190	1,346,705	1,100,371

Gross profit	225,906	193,541	532,898	470,261
Selling, general and administrative expenses	140,609	118,110	371,529	325,159
Net advertising expense	39,488	22,939	90,148	66,795
Depreciation and amortization expense	8,765	6,944	24,236	19,337

Income from operations	37,044	45,548	46,985	58,970
Other expense (income):
Interest expense	881	1,288	1,964	3,739
Interest income	(1)	(5)	(5)	(19)

Total other expense	880	1,283	1,959	3,720

Income before income taxes	36,164	44,265	45,026	55,250
Income tax expense	13,686	17,352	17,283	21,677

Net income	$22,478	$26,913	$27,743	$33,573

Net income per share
Basic	$0.60	$0.68	$0.73	$0.85
Diluted	$0.60	$0.66	$0.72	$0.83
Weighted average shares outstanding-basic	37,154,446	39,583,521	38,167,304	39,289,391
Weighted average shares outstanding-diluted	37,603,767	40,495,966	38,522,707	40,380,370

HHGREGG, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(AS A PERCENTAGE OF NET SALES)

(UNAUDITED)

	40,495,966	40,495,966	40,495,966	40,495,966
	Three Months Ended		Nine Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	72.8	70.4	71.6	70.1

Gross profit	27.2	29.6	28.4	29.9
Selling, general and administrative expenses	17.0	18.1	19.8	20.7
Net advertising expense	4.8	3.5	4.8	4.3
Depreciation and amortization expense	1.1	1.1	1.3	1.2

Income from operations	4.5	7.0	2.5	3.8
Other expense (income):
Interest expense	0.1	0.2	0.1	0.2
Interest income	—	—	—	—

Total other expense	0.1	0.2	0.1	0.2

Income before income taxes	4.4	6.8	2.4	3.5
Income tax expense	1.6	2.7	0.9	1.4

Net income	2.7%	4.1%	1.5%	2.1%

Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011, MARCH 31, 2011 AND DECEMBER 31, 2010

(UNAUDITED)

	December 31, 2011	March 31, 2011	December 31, 2010
	(In thousands, except share data)

Assets
Current assets:
Cash and cash equivalents	$5,351	$72,794	$71,536
Accounts receivable—trade, less allowances of $97, $134 and $193, respectively	31,627	8,931	16,093
Accounts receivable—other	31,744	19,806	29,649
Merchandise inventories, net	415,901	212,008	363,515
Prepaid expenses and other current assets	5,257	11,062	3,439
Income tax receivable	—	—	3,840
Deferred income taxes	8,203	5,606	8,173

Total current assets	498,083	330,207	496,245

Net property and equipment	207,971	162,781	154,187
Deferred financing costs, net	2,822	3,232	2,292
Deferred income taxes	40,180	52,385	53,499
Other assets	1,219	1,040	1,015

Total long-term assets	252,192	219,438	210,993

Total assets	$750,275	$549,645	$707,238

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$214,093	$94,363	$176,387
Line of credit	28,145	—	—
Current maturities of long-term debt	—	—	908
Customer deposits	32,234	21,791	23,719
Accrued liabilities	72,751	49,191	56,805

Total current liabilities	347,223	165,345	257,819

Long-term liabilities:
Long-term debt, excluding current maturities	—	—	86,752
Other long-term liabilities	86,883	67,714	63,320

Total long-term liabilities	86,883	67,714	150,072

Total liabilities	434,106	233,059	407,891

Stockholders’ equity:
Preferred stock, par value $.0001; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2011, March 31, 2011 and December 31, 2010, respectively	—	—	—
Common stock, par value $.0001; 150,000,000 shares authorized; 39,955,572, 39,724,737 and 39,702,904 shares issued; and 37,241,283, 39,724,737 and 39,702,904 shares outstanding as of December 31, 2011, March 31, 2011 and December 31, 2010 respectively	4	4	4
Additional paid-in capital	275,555	268,715	266,814
Accumulated other comprehensive loss	—	—	(703)
Retained earnings	75,651	47,908	33,273
Common stock held in treasury at cost, 2,714,289, 0 and 0 shares as of December 31, 2011, March 31, 2011 and December 31, 2010, respectively	(35,000)	—	—

	316,210	316,627	299,388
Note receivable for common stock	(41)	(41)	(41)

Total stockholders’ equity	316,169	316,586	299,347

Total liabilities and stockholders’ equity	$750,275	$549,645	$707,238

HHGREGG, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED DECEMBER 31, 2011 AND 2010

(UNAUDITED)

	Nine Months Ended
	December 31, 2011	December 31, 2010
	(In thousands)
Cash flows from operating activities:
Net income	$27,743	$33,573
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	24,236	19,337
Amortization of deferred financing costs	498	904
Stock-based compensation	4,541	3,934
Excess tax benefits from stock-based compensation	(419)	(14,484)
Gain on sales of property and equipment	(195)	(297)
Deferred income taxes	9,608	8,396
Tenant allowances received from landlords	17,097	14,421
Changes in operating assets and liabilities:
Accounts receivable—trade	(22,696)	(8,781)
Accounts receivable—other	(11,938)	(6,238)
Merchandise inventories	(203,893)	(162,012)
Income tax receivable	—	11,268
Prepaid expenses and other assets	5,626	4,318
Accounts payable	94,207	36,898
Customer deposits	10,443	3,389
Accrued liabilities	23,979	11,959
Other long-term liabilities	2,265	(26)

Net cash used in operating activities	(18,898)	(43,441)

Cash flows from investing activities:
Purchases of property and equipment	(74,996)	(49,006)
Proceeds from sales of property and equipment	4	120

Net cash used in investing activities	(74,992)	(48,886)

Cash flows from financing activities:
Purchases of treasury stock	(35,000)	—
Proceeds from exercise of stock options	1,880	4,748
Excess tax benefits from stock-based compensation	419	14,484
Net settlement of shares - payment of witholding tax	—	(11,122)
Net increase (decrease) in bank overdrafts	31,091	(1,446)
Net borrowings on line of credit	28,145	—
Payments on notes payable	—	(681)
Payment of financing costs	(88)	—
Other, net	—	43

Net cash provided by financing activities	26,447	6,026

Net decrease in cash and cash equivalents	(67,443)	(86,301)
Cash and cash equivalents
Beginning of period	72,794	157,837

End of period	$5,351	$71,536

Supplemental disclosure of cash flow information:
Interest paid	$445	$2,710
Income taxes paid	$5,542	$1,653
Capital expenditures included in accounts payable	$1,013	$1,914

HHGREGG, INC. AND SUBSIDIARIES

Store Count by Quarter for Fiscal Years 2010, 2011 and 2012

(Unaudited)

	FY2010				FY2011				FY2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Beginning Store Count	110	111	118	127	131	157	169	173	173	180	204
Store Openings	1	7	10	4	26	12	4	1	7	24	4
Store Closures	—	—	(1)	—	—	—	—	(1)	—

Ending Store Count	111	118	127	131	157	169	173	173	180	204	208

Note: hhgregg, Inc.’s fiscal year is comprised of four quarters ending June 30th, September 30th, December 31st and March 31st.